As filed with the Securities and Exchange Commission on October 20, 1998
                                                         Registration No.
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                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                   --------------

                                      FORM S-8
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                                   --------------

                          INHALE THERAPEUTIC SYSTEMS, INC.
                          --------------------------------
               (Exact name of registrant as specified in its charter)

       Delaware                                        94-3134940
(State of Incorporation)                (I.R.S. Employer Identification No.)

                                150 INDUSTRIAL ROAD
                            SAN CARLOS, CALIFORNIA 94070
                                   (650) 631-3100
                    -------------------------------------------
           (Address and telephone number of principal executive offices)


                       1998 NON-OFFICER EQUITY INCENTIVE PLAN


                    -------------------------------------------
                             (Full title of the plans)

                          ROBERT B. CHESS AND AJIT S. GILL
                            CO-CHIEF EXECUTIVE OFFICERS
                          INHALE THERAPEUTIC SYSTEMS, INC.
                                150 INDUSTRIAL ROAD
                            SAN CARLOS, CALIFORNIA 94070
                                   (650) 631-3100

                    -------------------------------------------
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   --------------

                                     COPIES TO:

                               MARK P. TANOURY, ESQ.
                                COOLEY GODWARD LLP
                      3000 SAND HILL ROAD, BLDG. 3, SUITE 230
                            MENLO PARK, CALIFORNIA 94025
                                  (650) 843-5000

                                   --------------

                          CALCULATION OF REGISTRATION FEE

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  TITLE OF SECURITIES TO                              PROPOSED MAXIMUM OFFERING   PROPOSED MAXIMUM AGGREGATE        AMOUNT OF
      BE REGISTERED         AMOUNT TO BE REGISTERED      PRICE PER SHARE (1)          OFFERING PRICE (1)        REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------

    Stock Options and
       Common Stock                 775,000                   $22.65625                   $17,558,593                 $5,179.78
    (par value $.0001)
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on October 14, 1998 as reported on Nasdaq National Market.


     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
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                                      2

                  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Inhale Therapeutic Systems, Inc., a Delaware corporation (the "COMPANY" or the "REGISTRANT") with the Securities and Exchange Commission (the "COMMISSION") SEC File No. 000-24006, are incorporated by reference into this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed on March 23, 1998, and the Company's Amendment to Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997, filed April 30, 1998.

     (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports referred to in (a) above.

     (c) The description of the Company's Common Stock which is contained in a registration statement filed under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                             DESCRIPTION OF SECURITIES

Not applicable.

                       INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.


                     INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The Company's Bylaws require the Company to indemnify its directors and executive officers, and permit the Company to indemnify its other officers, employees and other agents, to the extent permitted by Delaware law. The Bylaws also require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

     In addition, the Company's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director is subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violation of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

     The Company has approved a form of, but has not entered into any, indemnity agreement with each of its directors and executive officers. Such indemnity agreement contains provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law.

                    EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

                                    UNDERTAKINGS

1.   The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
     Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                        EXHIBITS

EXHIBIT
NUMBER    DESCRIPTION
-------   -----------
3.1  (1)  Certificate of Incorporation of the Registrant.
3.2  (1)  Bylaws of the Registrant.
4.1       Reference is made to Exhibits 3.1 and 3.2.
5.1       Opinion of Cooley Godward LLP.
23.1      Consent of Ernst & Young LLP, independent auditors.
23.2      Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.
24.1      Power of Attorney.  Reference is made to the signature page.
99.1      Registrant's 1998 Non-Officer Equity Incentive Plan (the "EQUITY
          INCENTIVE PLAN").
99.2      Standard form of Stock Option Agreement under the Equity Incentive
          Plan.
99.3      Standard form of Stock Option Grant Notice (New Employee Stock Option
          Grant) under the Equity Incentive Plan.
99.4      Standard form of Stock Option Grant Notice (Evergreen Stock Option
          Grant) under the Equity Incentive Plan.
99.5      Standard form of Stock Option Grant Notice (Promotion Stock Option
          Grant) under the Equity Incentive Plan.

----------------------
(1) Incorporated by reference to the indicated exhibit in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Carlos, County of San Mateo, State of California, on the 19th day of October 1998.

                              INHALE THERAPEUTIC SYSTEMS, INC.

                              By   /s/ ROBERT B. CHESS
                                   -----------------------------------
                                   Robert B. Chess
                                   President, Co-Chief Executive Officer and
                                   Director

                                 POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert B. Chess and Ajit S. Gill, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

 SIGNATURE                       TITLE                                           DATE
 ---------                       -----                                           ----
      /s/ ROBERT B. CHESS        President, Co-Chief Executive Officer           October 19, 1998
----------------------------     and Director (Principal Executive
      Robert B. Chess            Officer)

      /s/ CHRISTIAN O. HENRY     Controller                                      October 19, 1998
----------------------------     (Principal Financial and Accounting
      Christian O. Henry         Officer)

      /s/ AJIT S. GILL           Co-Chief Executive Officer and Director         October 19, 1998
----------------------------
      Ajit S. Gill

      /s/ TERRY L. OPDENDYK      Chairman of the Board                           October 19, 1998
---------------------------
      Terry L. Opdendyk

      /s/ MARK J. GABRIELSON     Director                                        October 19, 1998
---------------------------
      Mark J. Gabrielson

      /s/ JAMES B. GLAVIN        Director                                        October 19, 1998
---------------------------
      James B. Glavin

      /s/ JOHN S.PATTON          Director                                        October 19, 1998
---------------------------
      John S. Patton

      /s/ MELVIN PERELMAN        Director                                        October 19, 1998
---------------------------
      Melvin Perelman


                                 INDEX TO EXHIBITS

EXHIBIT
NUMBER    DESCRIPTION
-------   -----------
3.1  (1)  Certificate of Incorporation of the Registrant.
3.2  (1)  Bylaws of the Registrant.
4.1       Reference is made to Exhibits 3.1 and 3.2.
5.1       Opinion of Cooley Godward LLP.
23.1      Consent of Ernst & Young LLP, independent auditors.
23.2      Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.
24.1      Power of Attorney.  Reference is made to the signature page.
99.1      Registrant's 1998 Non-Officer Equity Incentive Plan (the "EQUITY
          INCENTIVE PLAN").
99.2      Standard form of Stock Option Agreement under the Equity Incentive
          Plan.
99.3      Standard form of Stock Option Grant Notice (New Employee Stock Option
          Grant) under the Equity Incentive Plan.
99.4      Standard form of Stock Option Grant Notice (Evergreen Stock Option
          Grant) under the Equity Incentive Plan.
99.5      Standard form of Stock Option Grant Notice (Promotion Stock Option
          Grant) under the Equity Incentive Plan.

----------------------
(1) Incorporated by reference to the indicated exhibit in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.